Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

February 27, 2018

Dril-Quip, Inc.

6401 N. Eldridge Parkway

Houston, Texas 77041

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Dril-Quip, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) unsecured senior debt securities of the Company (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iv) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (v) warrants to purchase any combination of Debt Securities, Preferred Stock, Common Stock, Depositary Shares (as defined below) and Share Purchase Contracts (as defined below) (the “Warrants”), (vi) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”), (vii) share purchase contracts of the Company with regard to Preferred Stock, Common Stock or other securities of the Company (the “Share Purchase Contracts”) and (viii) units consisting of any combination of the Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares or Share Purchase Contracts (the “Units”). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Share Purchase Contracts and the Units are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Debt Securities will be issued:

(i)    in the case of the Senior Debt Securities, pursuant to an indenture to be entered into between the Company and the trustee (the “Senior Indenture”); and

(ii)    in the case of the Subordinated Debt Securities, pursuant to an indenture to be entered into between the Company and the trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

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The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series of Debt Securities.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended to date (together, the “Charter Documents”), (ii) the form of Senior Indenture and the form of Subordinated Indenture (each as filed as an exhibit to the Registration Statement), and (iii) corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

In giving the opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof and such original copies are authentic and complete and that all information submitted to us was accurate and complete.

In connection with this opinion, we have also assumed that:

(i)    the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(ii)    a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)    all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)    the Board of Directors of the Company (or, to the extent permitted by applicable law and the Charter Documents, a duly constituted and acting committee thereof) (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v)    a definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (each, a “Purchase Agreement”);

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(vi)    any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii)    all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(viii)    in the case of shares of Common Stock or Preferred Stock to be issued by the Company, (a) certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; (b) there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and (c) the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares;

(ix)    in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

(x)    in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (c) such Warrants and such warrant agreement will be governed by New York law; (d) neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

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(xi)    in the case of Depositary Shares, (a) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares; (b) the applicable deposit agreement (the “Deposit Agreement”) will be duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company; (c) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement; (d) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement; (e) the Preferred Stock underlying such Depositary Shares will be duly issued and deposited with the depositary; (f) the receipts evidencing such Depositary Shares (“Receipts”) will be duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement; (g) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable; and (h) the Receipts will be duly executed, countersigned and registered in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(xii)    in the case of Share Purchase Contracts, (a) the Board will have taken all necessary corporate action to establish the terms thereof and approve the purchase contract agreement relating thereto; (b) such Share Purchase Contracts will have been duly executed and delivered by the Company and the other parties thereto; and (c) such Share Purchase Contracts will be governed by New York law and will not include any provision that is unenforceable;

(xiii)    in the case of Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities such Units include; (b) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units); and (c) any agreement or other instrument establishing such Units or defining the rights of holders of such Units will be governed by New York law and will not contain any provision that is unenforceable; and

(xiv)    in the case of Debt Securities of any series issuable under an Indenture:

(a)    if such Debt Securities are Senior Debt Securities, an indenture substantially in the form of the Senior Indenture will have been duly executed and delivered by the Company and the trustee thereunder;

(b)    if such Debt Securities are Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company and the trustee thereunder;

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(c)    the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will be governed by the laws of the State of New York and will not include any provision that is unenforceable;

(d)    the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

(e)    Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

1.    The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and will be fully paid and nonassessable.

2.    The Debt Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

3.    The Warrants, Share Purchase Contracts and Units included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

4.    The Depositary Shares included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and will constitute legal, valid and binding obligations of the Company and the Receipts representing Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, enforceable against the Company in accordance with their terms, except as the

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enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law, each as currently in effect. We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.